Exhibit 10.1
UNITED STATES DEPARTMENT OF THE TREASURY
1500 Pennsylvania Avenue, NW
Washington, D.C. 20220
December 16, 2009
Ladies and Gentlemen:
     Reference is made to that certain letter agreement (the “Repurchase Letter Agreement”), dated as of the date set forth on Schedule A hereto, between the United States Department of the Treasury (the “Investor”) and the company set forth on Schedule A hereto (the “Company”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Repurchase Letter Agreement.
     As documented by the Repurchase Letter Agreement, the Company has completed the repurchase from the Investor of all of the Preferred Shares issued to the Investor pursuant to the Securities Purchase Agreement. Following such time, the Company delivered a Warrant Repurchase Notice dated as of the date set forth on Schedule A hereto to the Investor. In connection with the consummation, on the date hereof, of the repurchase of the Warrant by the Company from the Investor, as contemplated by the Warrant Repurchase Notice and Section 4.9 of the Securities Purchase Agreement:
     (a) The Company hereby acknowledges receipt from the Investor of the Warrant; and
     (b) The Investor hereby acknowledges receipt from the Company of a wire transfer to the account of the Investor set forth on Schedule A hereto in immediately available funds of the aggregate purchase price set forth on Schedule A hereto, representing payment in full for the Warrant, determined in accordance with Section 4.9 of the Securities Purchase Agreement.
     This letter agreement will be governed by and construed in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.
     This letter agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this letter agreement may be delivered by facsimile and such facsimiles will be deemed sufficient as if actual signature pages had been delivered.
UST Sequence No. 267

     In witness whereof, the parties have duly executed this letter agreement as of the date first written above.

UNITED STATES DEPARTMENT OF THE TREASURY
By:	/s/ Herbert M. Allison, Jr.
	Name:	Herbert M. Allison, Jr.
	Title:	Assistant Secretary for Financial Stability

COMPANY: LSB Corporation
By:	/s/ Gerald T. Mulligan
	Name:	Gerald T. Mulligan
	Title:	President & Chief Executive Officer